Exhibit 99.2

ESTIMATE OF RESERVES AND FUTURE CASH FLOW to the KKR FINANCIAL HOLDINGS, LLC interest in FIRST MAY 2012 BARNETT ACQUISITION located in NORTH TEXAS as of DECEMBER 31, 2012 based on SEC GUIDELINES

LaRoche Petroleum Consultants, Ltd.

 LPC LaRoche Petroleum Consultants, Ltd. February 14, 2013 Mr. Michael McFerran Chief Financial Officer KKR Financial Holdings, LLC 555 California Street, Floor 50 San Francisco, California 94104 Dear Mr. McFerran: At your request, LaRoche Petroleum Consultants, Ltd. (LPC) has estimated the proved reserves and future cash flow, as of December 31, 2012, to the KKR Financial Holdings, LLC (KKR) interest in a group of 302 producing wells and related non-producing and undeveloped reserves referenced by the KKR internal naming system as the First May 2012 Barnett acquisition managed by Premier Natural Resources, LLC (PNR). This report supercedes and replaces the LPC report dated February 1, 2013 for this same property set. These properties are producing from the Barnett Shale and are located in Bosque, Denton, Hill, Hood, Johnson, Parker, Tarrant, and Wise Counties, Texas. The work for this report was completed as of the date of this letter. This report was prepared to provide KKR with Securities and Exchange Commission (SEC) compliant reserve estimates. It is our understanding that the properties evaluated by LPC comprise one-hundred percent (100%) of KKR’s proved reserves for the First May 2012 Barnett acquisition. We believe that the assumptions, data, methods, and procedures used in preparing this report, as set out below, are appropriate for the purpose of this report. This report has been prepared using constant prices and costs and conforms to our understanding of the SEC guidelines, reserves definitions, and applicable financial accounting rules. Summarized below are LPC’s estimates of net reserves and future net cash flow. Future net revenue is prior to deducting estimated production and ad valorem taxes. Future net cash flow is after deducting these taxes, operating expenses, and future capital expenditures but before consideration of federal income taxes. The discounted cash flow values included in this report are intended to represent the time value of money and should not be construed to represent an estimate of fair market value. We estimate the net reserves and future net cash flow to the KKR interest, as of December 31, 2012, to be: Net Reserves Future Net Cash Flow ($) Oil Gas NGL Present Worth Category (Barrels) (Mcf) (Barrels) Total at 10% Proved Developed Producing 23,828 22,160,577 1,029,584 35,005,893 19,861,709 Non-Producing 7,693 729,340 113,538 3,061,771 711,923 Proved Undeveloped 0 2,278,474 348,769 4,994,012 690,819 Total Proved 31,521 25,168,391 1,491,891 43,061,676 21,264,451 The oil reserves include crude oil and condensate. Oil and natural gas liquids (NGL) reserves are expressed in barrels, which are equivalent to 42 United States gallons. Gas reserves are expressed in thousands of standard cubic feet (Mcf) at the contract temperature and pressure bases. LaRoche Petroleum Consultants, Ltd.

The estimated reserves and future cash flow shown in this report are for proved developed producing, proved developed non-producing, and proved undeveloped reserves. This report does not include any value that could be attributed to interests in undeveloped acreage beyond those tracts for which undeveloped reserves have been estimated. This report includes: (1) summary economic projections of reserves and cash flow for each reserve category and (2) one-line summaries of basic economic data and reserves for each property evaluated. Estimates of reserves for this report were prepared using standard geological and engineering methods generally accepted by the petroleum industry. The reserves in this report have been estimated using deterministic methods. The method or combination of methods utilized in the evaluation of each reservoir included consideration of the stage of development of the reservoir, quality and completeness of basic data, and production history. Recovery from various reservoirs and leases was estimated after consideration of the type of energy inherent in the reservoirs, the structural positions of the properties, and reservoir and well performance. In some instances, comparisons were made to similar properties for which more complete data were available. We have used all methods and procedures that we considered necessary under the circumstances to prepare this report. We have excluded from our consideration all matters as to which the controlling interpretation may be legal or accounting rather than engineering or geoscience. The estimated reserves and future cash flow amounts in this report are related to hydrocarbon prices. Historical prices through December 1, 2012 were used in the preparation of this report as required by SEC guidelines; however, actual future prices may vary significantly from the SEC prices. In addition, future changes in environmental and administrative regulations may significantly affect the ability of KKR to produce oil and gas at the projected levels. Therefore, volumes of reserves actually recovered and amounts of cash flow actually received may differ significantly from the estimated quantities presented in this report. Benchmark prices used in this report are based on the twelve-month unweighted arithmetic average of the first day of the month price for the period January through December 2012. Gas prices are referenced to a Henry Hub (HH) price of $2.76 per MMBtu, as published in Platts Gas Daily, and are adjusted for energy content, transportation fees, and regional price differentials. Oil and NGL prices are referenced to a Cushing West Texas Intermediate (WTI) crude oil price of $94.71 per barrel, as published in Platts Oilgram, and are adjusted for gravity, crude quality, transportation fees, and regional price differentials. All differentials were specified by PNR and were accepted as represented. These reference prices are held constant in accordance with SEC guidelines. The weighted average prices after adjustments over the life of the properties are $91.75 per barrel for oil, $2.05 per Mcf for gas, and $31.22 per barrel for NGL. Lease and well operating expenses were specified by PNR and were accepted as represented. Expenses for the properties operated by PNR include allocated overhead costs, direct lease and field level costs as well as compression costs and marketing expenses. Leases and wells operated by others include all direct expenses as well as general and administrative costs and overhead costs allowed under the specific joint operating agreements. Lease and well operating costs are held constant in accordance with SEC guidelines. LaRoche Petroleum Consultants, Ltd.

Capital costs and timing of all investments were specified by PNR and are included as required for workovers, new development wells, and production equipment. PNR has represented to us that they have the ability and intent to implement their capital expenditure program as scheduled. PNR’s estimates of the cost to plug and abandon the wells net of salvage value are included and scheduled at the end of the economic life of individual properties. These costs are held constant. LPC has made no investigation of possible gas volume and value imbalances that may have resulted from the overdelivery or underdelivery to the KKR interest. Our projections are based on the KKR interest receiving its net revenue interest share of estimated future gross oil and gas production. Technical information necessary for the preparation of the reserve estimates herein was furnished by PNR or was obtained from state regulatory agencies and commercially available data sources. No special tests were obtained to assist in the preparation of this report. For the purpose of this report, the individual well test and production data as reported by the above sources were accepted as represented together with all other factual data presented by PNR including the extent and character of the interest evaluated. An on-site inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined by LPC. In addition, the costs associated with the continued operation of uneconomic properties are not reflected in the cash flows. The evaluation of potential environmental liability from the operation and abandonment of the properties is beyond the scope of this report. In addition, no evaluation was made to determine the degree of operator compliance with current environmental rules, regulations, and reporting requirements. Therefore, no estimate of the potential economic liability, if any, from environmental concerns is included in the projections presented herein. The reserves included in this report are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. These estimates should be accepted with the understanding that future development, production history, changes in regulations, product prices, and operating expenses would probably cause us to make revisions in subsequent evaluations. A portion of these reserves are for behind-pipe zones, undeveloped locations, and producing wells that lack sufficient production history to utilize performance-related reserve estimates. Therefore, these reserves are based on estimates of reservoir volumes and recovery efficiencies along with analogies to similar production. These reserve estimates are subject to a greater degree of uncertainty than those based on substantial production and pressure data. It may be necessary to revise these estimates up or down in the future as additional performance data become available. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geological data; therefore, our conclusions represent informed professional judgments only, not statements of fact. The results of our third party study were prepared in accordance with the disclosure requirements set forth in the SEC regulations and intended for public disclosure as an exhibit in filings made with the SEC by KKR. We have provided KKR with a digital version of the original signed copy of this report letter. In the event there are any differences between the digital version included in filings made by KKR and the original signed report letter, the original signed report letter shall control and supersede the digital version. LaRoche Petroleum Consultants, Ltd.

The technical persons responsible for preparing the reserve estimates presented herein meet the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. The technical person primarily responsible for overseeing the preparation of reserves estimates herein is William M. Kazmann. Mr. Kazmann is a Professional Engineer licensed in the State of Texas who has thirty-eight years of engineering experience in the oil and gas industry. Mr. Kazmann earned Bachelor of Science and Master of Science degrees in Petroleum Engineering from the University of Texas at Austin and has prepared reserves estimates for his employers and his own companies throughout his career. He has prepared and overseen preparation of reports for public filings for LPC for the past sixteen years. LPC is an independent firm of petroleum engineers, geologists, and geophysicists and are not employed on a contingent basis. Data pertinent to this report are maintained on file in our office. Very truly yours, LaRoche Petroleum Consultants, Ltd. State of Texas Registration Number F-1360 WMK:lbm 12-940 William M. Kazmann, Senior Partner WILLIAM M. KAZMANN Licensed Professional Engineer State of Texas No. 45012 LaRoche Petroleum Consultants, Ltd.

ESTIMATE OF RESERVES AND FUTURE CASH FLOW to the KKR FINANCIAL HOLDINGS, LLC interest in THE SECOND MAY 2012 BARNETT ACQUISITION located in NORTH TEXAS as of DECEMBER 31, 2012 based on SEC GUIDELINES LaRoche Petroleum Consultants, Ltd.

LPC LaRoche Petroleum Consultants, Ltd. February 15, 2013 Mr. Michael McFerran Chief Financial Officer KKR Financial Holdings, LLC 555 California Street, Floor 50 San Francisco, California 94104 Dear Mr. McFerran: At your request, LaRoche Petroleum Consultants, Ltd. (LPC) has estimated the proved developed producing reserves and future cash flow, as of December 31, 2012, to the KKR Financial Holdings, LLC (KKR) interest in a group of 120 wells referenced by the KKR internal naming system as the Second May 2012 Barnett acquisition managed by Premier Natural Resources, LLC (PNR). This report supercedes and replaces the LPC report dated January 31, 2013 for this same property set. These properties are producing from the Barnett Shale and are located in Erath, Hood, Palo Pinto, and Parker Counties, Texas. The work for this report was completed as of the date of this letter. This report was prepared to provide KKR with Securities and Exchange Commission (SEC) compliant reserve estimates. It is our understanding that the properties evaluated by LPC comprise one-hundred percent (100%) of KKR’s proved producing reserves for the Second May 2012 Barnett acquisition. We believe that the assumptions, data, methods, and procedures used in preparing this report, as set out below, are appropriate for the purpose of this report. This report has been prepared using constant prices and costs and conforms to our understanding of the SEC guidelines, reserves definitions, and applicable financial accounting rules. Summarized below are LPC’s estimates of net reserves and future net cash flow. Future net revenue is prior to deducting estimated production and ad valorem taxes. Future net cash flow is after deducting these taxes, operating expenses, and future capital expenditures but before consideration of federal income taxes. The discounted cash flow values included in this report are intended to represent the time value of money and should not be construed to represent an estimate of fair market value. We estimate the net reserves and future net cash flow to the KKR interest, as of December 31, 2012, to be: Net Reserves Future Net Cash Flow ($) Oil Gas NGL Present Worth Category (Barrels) (Mcf) (Barrels) Total at 10% Proved Developed Producing 16,149 6,673,838 1,191,078 19,329,519 9,955,542 Non-Producing 0 0 0 0 0 Proved Undeveloped 0 0 0 0 0 Total Proved 16,149 6,673,838 1,191,078 19,329,519 9,955,542 The oil reserves include crude oil and condensate. Oil and natural gas liquids (NGL) reserves are expressed in barrels, which are equivalent to 42 United States gallons. Gas reserves are expressed in thousands of standard cubic feet (Mcf) at the contract temperature and pressure bases. 2435 North central expressway, Suite 1500 • richardson, texas 75080 • Phone (214) 363-3337 • Fax (214) 363-1608

The estimated reserves and future cash flow shown in this report are for proved developed producing reserves. Currently, PNR has no plans to attempt further development of these properties. This report does not include any value that could be attributed to interests in undeveloped acreage. This report includes: (1) summary economic projections of reserves and cash flow for each reserve category and (2) one-line summaries of basic economic data and reserves for each property evaluated. Estimates of reserves for this report were prepared using standard geological and engineering methods generally accepted by the petroleum industry. The reserves in this report have been estimated using deterministic methods. The method or combination of methods utilized in the evaluation of each reservoir included consideration of the stage of development of the reservoir, quality and completeness of basic data, and production history. Recovery from various reservoirs and leases was estimated after consideration of the type of energy inherent in the reservoirs, the structural positions of the properties, and reservoir and well performance. In some instances, comparisons were made to similar properties for which more complete data were available. We have used all methods and procedures that we considered necessary under the circumstances to prepare this report. We have excluded from our consideration all matters as to which the controlling interpretation may be legal or accounting rather than engineering or geoscience. The estimated reserves and future cash flow amounts in this report are related to hydrocarbon prices. Historical prices through December 1, 2012 were used in the preparation of this report as required by SEC guidelines; however, actual future prices may vary significantly from the SEC prices. In addition, future changes in environmental and administrative regulations may significantly affect the ability of KKR to produce oil and gas at the projected levels. Therefore, volumes of reserves actually recovered and amounts of cash flow actually received may differ significantly from the estimated quantities presented in this report. Benchmark prices used in this report are based on the twelve-month unweighted arithmetic average of the first day of the month price for the period January through December 2012. Gas prices are referenced to a Henry Hub (HH) price of $2.76 per MMBtu, as published in Platts Gas Daily, and are adjusted for energy content, transportation fees, and regional price differentials. Oil and NGL prices are referenced to a Cushing West Texas Intermediate (WTI) crude oil price of $94.71 per barrel, as published in Platts Oilgram, and are adjusted for gravity, crude quality, transportation fees, and regional price differentials. All differentials were specified by PNR and were accepted as represented. These reference prices are held constant in accordance with SEC guidelines. The weighted average prices after adjustments over the life of the properties are $90.11 per barrel for oil, $2.60 per Mcf for gas, and $19.58 per barrel for NGL. Lease and well operating expenses were specified by PNR and were accepted as represented. Expenses for the properties operated by PNR include allocated overhead costs, direct lease and field level costs as well as compression costs and marketing expenses. Leases and wells operated by others include all direct expenses as well as general and administrative costs and overhead costs allowed under the specific joint operating agreements. Lease and well operating costs are held constant in accordance with SEC guidelines. LaRoche Petroleum Consultants, Ltd.

PNR’s estimates of the cost to plug and abandon the wells net of salvage value are included and scheduled at the end of the economic life of individual properties. These costs are held constant. LPC has made no investigation of possible gas volume and value imbalances that may have resulted from the overdelivery or underdelivery to the KKR interest. Our projections are based on the KKR interest receiving its net revenue interest share of estimated future gross oil and gas production. Technical information necessary for the preparation of the reserve estimates herein was furnished by PNR or was obtained from state regulatory agencies and commercially available data sources. No special tests were obtained to assist in the preparation of this report. For the purpose of this report, the individual well test and production data as reported by the above sources were accepted as represented together with all other factual data presented by PNR including the extent and character of the interest evaluated. An on-site inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined by LPC. In addition, the costs associated with the continued operation of uneconomic properties are not reflected in the cash flows. The evaluation of potential environmental liability from the operation and abandonment of the properties is beyond the scope of this report. In addition, no evaluation was made to determine the degree of operator compliance with current environmental rules, regulations, and reporting requirements. Therefore, no estimate of the potential economic liability, if any, from environmental concerns is included in the projections presented herein. The reserves included in this report are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. These estimates should be accepted with the understanding that future development, production history, changes in regulations, product prices, and operating expenses would probably cause us to make revisions in subsequent evaluations. A portion of these reserves are for producing wells that lack sufficient production history to utilize performance-related reserve estimates. Therefore, these reserves are based on estimates of reservoir volumes and recovery efficiencies along with analogies to similar production. These reserve estimates are subject to a greater degree of uncertainty than those based on substantial production and pressure data. It may be necessary to revise these estimates up or down in the future as additional performance data become available. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geological data; therefore, our conclusions represent informed professional judgments only, not statements of fact. The results of our third party study were prepared in accordance with the disclosure requirements set forth in the SEC regulations and intended for public disclosure as an exhibit in filings made with the SEC by KKR. We have provided KKR with a digital version of the original signed copy of this report letter. In the event there are any differences between the digital version included in filings made by KKR and the original signed report letter, the original signed report letter shall control and supersede the digital version. The technical persons responsible for preparing the reserve estimates presented herein meet the requirements regarding qualifications, independence, objectivity, and LaRoche Petroleum Consultants, Ltd.

confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. The technical person primarily responsible for overseeing the preparation of reserves estimates herein is William M. Kazmann. Mr. Kazmann is a Professional Engineer licensed in the State of Texas who has thirty-eight years of engineering experience in the oil and gas industry. Mr. Kazmann earned Bachelor of Science and Master of Science degrees in Petroleum Engineering from the University of Texas at Austin and has prepared reserves estimates for his employers and his own companies throughout his career. He has prepared and overseen preparation of reports for public filings for LPC for the past sixteen years. LPC is an independent firm of petroleum engineers, geologists, and geophysicists and are not employed on a contingent basis. Data pertinent to this report are maintained on file in our office. Very truly yours, LaRoche Petroleum Consultants, Ltd. State of Texas Registration Number F-1360 William M. Kazmann, Senior Partner WILLIAM M. KAZMAN N Licensed Professional Engineer State of Texas No. 45012 WMK:lbm 12-940 LaRoche Petroleum Consultants, Ltd.